EXHIBIT 99.1


                      NEW YORK HEALTH CARE DIRECTOR RESIGNS
                      -------------------------------------


Brooklyn, NY - November 20, 2003 - New York Health Care, Inc. (the "Company") announced today that Paul Stark, a director of New York Health Care and officer of its BioBalance division, has resigned his position with the Company. Mr. Stark was charged late yesterday by the U.S. Attorney for the Southern District of New York in connection with the foreign currency trading investigation.

To the best of the Company's knowledge, Mr. Stark's alleged activities have nothing to do with his duties or performance at the Company. Dennis O'Donnell, Chief Operating Officer at BioBalance, will assume Mr. Stark's responsibilities at BioBalance.

The Company remains committed to achieving the milestones established for BioBalance, and yesterday announced the start of a multi-center efficacy trial in IBS patients.

New York Health Care (Nasdaq: BBAL) is a licensed home health care agency engaged primarily in supplying the services of paraprofessionals who provide a broad range of health care support services to patients in their homes. The Company also owns BioBalance Corporation, a development stage specialty pharmaceutical company focused on the discovery, development and commercialization of proprietary treatments for gastrointestinal disorders.

CONTACT:
New York Health Care
Jerry Braun, President & C.E.O.
(718) 375-6700


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